EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
I hereby consent to the incorporation by reference in the Registration Statements of Broadview Institute, Inc. on Form S-8 (Nos. 33-69036, 333-83769, and 333-56054) of our report dated June 9, 2006, on the financial statements of C Square Educational Enterprises, for the year ended March 31, 2005, appearing in the Form 10- KSB Annual Report of Broadview Institute, Inc. for the year ended March 31, 2006.
/s/ JERRY WAGNESS, CPA
Jerry Wagness, CPA
Glenwood, Minnesota
April 13, 2007